                                                                   EXHIBIT 10.19

                               EMPLOYEE AGREEMENT


TO:     Frank P. Magliochetti, Jr.                          As of August 6, 2001
        c/o Chartwell Diversified Services, Inc.
        650 Suffolk Street, Suite 100
        Lowell, Massachusetts 01845




        This Agreement is intended to state the terms of your employment with e-MedSoft.com, a Nevada corporation (the "Company"). It is executed in connection with and in consideration of the statement of your employment arrangements with the Company. The Company hereby agrees with you as follows:

        1. POSITION AND RESPONSIBILITIES.

               1.1 You shall serve as Co-Chief Executive Officer, President and Vice Chairman for the Company and shall perform the duties customarily associated with such capacity from time to time and at such place or places as the Company shall designate are appropriate and necessary in connection with such employment.

               1.2 You will, to the best of your ability, devote your full time (as described in Exhibit A) and best efforts to the performance of your duties hereunder and the business and affairs of the Company. Subject to Section 2.5 hereof, you agree to perform such executive duties as may be assigned to you by or on authority of the Company's Board of Directors from time to time.

               1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

        2. TERM OF EMPLOYMENT.

               2.1 The term of this Agreement shall be for the period of years set forth on Exhibit A annexed hereto commencing with the date hereof. Thereafter, this Agreement shall be automatically renewed for successive periods of one year, unless you or the Company shall give the other party not less than sixty (60) days written notice of non-renewal and, if the Company provides notice of non-renewal or if you terminate your employment for Good Reason (as hereinafter defined) or upon your death, the Company shall pay you (or your heirs and assigns) severance pay and continue Company benefits in accordance with Section 2.2(b) or 2.2A hereof, as appropriate. Your employment with the Company may be terminated at any time as provided in Section 2.2, 2.4 or 2.5 of this Agreement.

               2.2 The Company, by vote of the majority of the Board of Directors then in office (excluding you), shall have the right, on Notice of Termination (as hereinafter defined) to you, to terminate your employment:

                      (a) immediately at any time for Cause, as hereinafter defined; or

                      (b) at any time without Cause, or by not renewing this Agreement pursuant to Section 2.1 hereof, provided that if your termination is without Cause or if you terminate your employment for Good Reason, the Company shall be obligated to pay to you as severance pay an amount equal to sixty (60) months' Base Salary at the then current level (as set forth on Exhibit A attached hereto), less applicable taxes and other required withholdings and any amounts you may owe to the Company, provided that the Company, at its cost and expense, shall continue in full force and effect for sixty (60) months, all health, insurance, automobile allowances and any other fringe benefits (including health and disability insurance and such other benefits as are set forth on Exhibit A) that you enjoyed at the time of your termination.

               2.2A If your employment is terminated because of your death, the Company shall pay your heirs and assigns, an amount equal to sixty (60) months' Base Salary at the then current level (as set forth on Exhibit A attached hereto), less applicable taxes and other required withholdings and any amounts You may owe to the Company, provided that the Company, at its cost and expense, shall continue in full force and effect for sixty (60) months, all health, insurance, automobile allowances and any other fringe benefits (including health and disability insurance and such other benefits as are set forth on Exhibit A) that you enjoyed at the time of your death.

               2.3 For purposes of Section 2.2, the term "Cause" shall mean:

                      (a) Your intentional failure or refusal to perform the services specified herein, or to carry out any reasonable and lawful directions of the Company with respect to the services to be rendered or the manner of rendering such services by you (unless such failure or refusal is for Good Reason, as hereinafter defined, in which event the provisions of Section 2.5 of this Agreement shall govern); provided, however, that (i) such failure or refusal is material and repetitive, and (ii) prior to effecting your termination you have been given reasonable notice and explanation of each refusal or failure, and reasonable opportunity to cure such refusal or failure, and no cure has been effected within a reasonable time after notice;

                      (b) conviction of a felony;

                      (c) fraud or embezzlement involving the assets of the Company, its customers, suppliers or affiliates;


                      (d) breach of any term of this Agreement other than as noted in (a) above; provided, however, that prior to any such termination, you have had a reasonable opportunity to be heard thereon. Further, any dispute, controversy, or claim arising out of, in connection with, or in relation to this definition of Cause shall be settled by arbitration in Boston, Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award or determination shall be final, binding, and conclusive upon the parties, and a judgment rendered may be entered in any court having jurisdiction thereof.


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               2.4 Subject to Section 2.5, you shall have the right to terminate this Agreement upon not less than ninety (90) days prior Notice of Termination to the Company.

               2.5 (a) You may terminate your employment for "Good Reason" on five (5) days Notice of Termination to the Company. For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control, as hereinafter defined, of any of the events or conditions described below:

                      (i) a change in your status, title, position or
               responsibilities (including reporting responsibilities) which, in your reasonable judgment, represents an adverse change from your status, title, position or responsibilities as in effect immediately prior to a Change in Control; the assignment to you of any duties or responsibilities which, in your reasonable judgment, are inconsistent with your status, title, position or responsibilities; or any removal of you except in connection with the termination of your employment for disability, Cause, as a result of your death or by you other than for Good Reason;

                      (ii) a reduction in your Base Salary or any failure to pay you any compensation or benefits to which you are entitled within five days of the date due;

                      (iii)a failure to increase your Base Salary at least
               annually at a percentage of Base Salary no less than the average percentage increases (other than increases resulting from your promotion) granted to you during the three full years ended prior to a Change in Control (or such lesser number of full years during which you were employed);

                      (iv) the Company's requiring you to be based at any place
               outside a 20-mile radius from Lowell, Massachusetts, except for reasonably required travel on the Company's business which is not greater than such travel requirements prior to a Change in Control;

                      (v) the failure by the Company to (A) continue in effect
               (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which you were participating immediately prior to a Change in Control, including, but not limited to, the plans listed on the Exhibit A, unless a substitute or replacement plan has been implemented that provides substantially identical compensation or benefits to you or (B) provide you with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice as in effect at any time within ninety (90) days preceding a Change in Control or at any time thereafter;

                      (vi) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company;


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                      (vii) any material breach by the Company of any provision
               of this Agreement;

                      (viii) any purported termination of your employment for
               Cause by the Company which does not comply with the terms of this
               Section 2; or

                      (ix) the failure of the Company to obtain an agreement,
               satisfactory to you, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated hereof.

                      (b) Any event or condition described in Section 2.5(a)(i) through (ix) which occurs prior to a Change in Control, but which you reasonably demonstrate (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"), or (B) otherwise arose in connection with, or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to the Change in Control.

                      (c) Your right to terminate your employment pursuant to this Section 2.5 shall not be affected by your incapacity due to physical or mental illness.

                      (d) The Company shall reimburse you, on a current basis, for all reasonable legal fees and related expenses incurred by you in connection with the Agreement following a Change in Control of the Company, including without limitation, (i) all such fees and expenses, if any, incurred in contesting or disputing any termination of your employment or (ii) your seeking to obtain or enforce any right or benefit provided by this Agreement, in each case, regardless of whether or not your claim is upheld by a court of competent jurisdiction; provided, however, you shall be required to repay any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by you was frivolous or advanced by you in bad faith.

               2.6 For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                      (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction," as hereinafter defined;


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                      (b) The individuals who, as of August 6, 2001 are members
of the Company's Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                      (c) Approval by stockholders of the Company of:

                      (i) A merger, consolidation or reorganization involving
               the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                                (A) the stockholders of the Company, immediately
                        before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty-five percent (85%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                (B) the individuals who were members of the
                        Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                                (C) no Person other than (i) the Company, (ii)
                        any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities), has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                      (ii) A complete liquidation or dissolution of the Company;
               or


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                      (iii) An agreement for the sale or other disposition of
               all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                      (d) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

               2.7 For purposes of this Agreement, a "Notice of Termination" shall mean a written notice that indicates the specific termination provision in this Agreement, if any, relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated. Any purported termination by the Company or by you shall be communicated by Notice of Termination to the other. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

               2.8 For purposes of this Agreement, "Termination Date" shall mean in the case of your death, your date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

                      (a) If your employment is terminated by the Company due to disability, the date specified in the Notice of Termination shall be at least one hundred and eighty (180) days from the date the Notice of Termination is given to you, provided that in the case of disability you shall not have returned to the full-time performance of your duties during such period of at least one hundred and eighty (180) days; and

                      (b) If your employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than sixty
        (60) days from the date the Notice of Termination is given to the Company.

               2.9 You shall not be required to mitigate the amount of any payment the Company becomes obligated to make to you in connection with this Agreement, by seeking other employment or otherwise, nor shall any other employment be considered mitigation with respect to any amounts owed to you hereunder.

               2.10 Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by you as a result of or in connection with a Change in Control, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (all such payment and benefits being hereinafter called the "Total Payments") would subject you to the excise tax (the "Excise Tax") imposed


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under Section 4999 of the Internal Revenue Code of 1986, as amended (the
"Code"), then, at your written request and to the extent necessary to eliminate any such imposition of the Excise Tax (after taking into account any reduction in the Total Payments in accordance with the provisions of any other plan, arrangement or agreement, if any), (a) any non-cash severance payments otherwise payable to you shall first be reduced (if necessary, to zero), and (b) any cash severance payment otherwise payable to you shall next be reduced. For purposes of the immediately preceding sentence, (i) no portion of the Total Payments the receipt or enjoyment of which you shall have effectively waived in writing shall be taken into account, (ii) no portion of the Total Payment shall be taken into account which in the opinion of nationally-recognized tax counsel or certified public accountants (in each case as selected by you) does not constitute a "parachute payment" within the meaning of Section 280G of the Code, including, without limitation, by reason of Section 280G(b)(2) or (b)(4)(A) of the Code,
(iii) any payments to you shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) and (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel or the accountants referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by such accountants in accordance with the requirements of section 280G(d)(3) and (4) of the Code (and such determination shall be reviewed by such tax counsel).

               2.11 Upon your written request, the Company shall promptly establish a grantor "rabbi" trust to provide a source of payment for any payments which may become due pursuant to this Section 2. Such trust shall be funded immediately prior to any Change in Control. Except as specifically provided in this Agreement, the amount of any payment provided for in this
Section 2 shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by you as the result of employment by another employer after the date of termination of your employment, or otherwise.

        3. COMPENSATION. You shall receive the compensation and benefits set forth on Exhibit A hereto ("Compensation") for all services to be rendered by you hereunder. Further, the Company agrees that it will register the shares underlying any stock options that you are granted with the Securities and Exchange Commission (and make all other necessary federal and state filings) immediately following the date of this Agreement. Such registration will be on Form S-1, S-8 or a similar form, as determined in good faith by the Company's Board of Directors.

        4.      OTHER ACTIVITIES DURING EMPLOYMENT.

               4.1 You hereby agree that, except as disclosed on Exhibit B hereto, during your employment hereunder, you will not, directly or indirectly, engage (a) individually, (b) as an officer, (c) as a director, (d) as an employee, (e) as a consultant, (f) as an advisor, (g) as an agent (whether a salesperson or otherwise), (h) as a broker, or (i) as a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than one percent (1%) interest in any firm, corporation, partnership, trust, association, or other organization that is engaged in the development, marketing or sales of home healthcare services in direct geographical competition with the Company or any other line of business engaged in by the Company (such


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

firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). Except as may be shown on Exhibit B hereto, you hereby represent that you are not engaged in any of the foregoing capacities (a) through (i) in any Prohibited Enterprise.

        5. FORMER EMPLOYERS. You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or other relationship whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company.

        6. PROPRIETARY INFORMATION AND INVENTIONS. You agree to execute, deliver and be bound by the provisions of the Proprietary Information and Inventions Agreement attached hereto as Exhibit C.

        7. POST-EMPLOYMENT ACTIVITIES.

               7.1 For a period of one (1) year (or for a lesser period should the Company so determine) after the termination or expiration of your employment with the Company hereunder (for any reason other than termination by you for Good Reason) absent the Company's prior written approval, you will not directly or indirectly engage in activities similar or reasonably related to those in which you shall have engaged hereunder during the two years immediately preceding termination or expiration for, nor render services similar or reasonably related to those which you shall have rendered hereunder during such two years to, any person or entity whether now existing or hereafter established which directly geographically competes with the Company ("Direct Competitor") in any line of business currently engaged in by the Company. Nor shall you entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement or this Section 7. As used in this Section 7.1, the term "any line of business currently engaged in by the Company" shall be applied as at the date of termination of your employment, or, if later, as at the date of termination of any post-employment consultation.

               7.2 No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your employment (or any post-employment consultation) so long as you do not thereby violate any term of the Proprietary Information and Inventions Agreement.

        8. REMEDIES. Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 4, 5, 6 and 7 of this Agreement shall survive the expiration or termination of your employment (whether through your resignation or otherwise, except as provided in Section 7) with the Company. The Company's obligations under Section 2 of this Agreement shall survive the expiration or termination of your employment. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or Section 7 would be inadequate and


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

you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

        9. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company, except by operation of law and subject to Section 2.5(a)(ix).

        10. INTERPRETATION. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it as determined by a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.

        11. NOTICES. Any notice which the Company is required to or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of making any notice under this Section 11 shall be deemed to be the date of delivery thereof.

        12. WAIVERS. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

        13. COMPLETE AGREEMENT; AMENDMENTS. The foregoing, including Exhibits A, B and C attached hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or employment agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.

        14. HEADINGS. The headings of the Sections hereof are inserted for convenience and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.


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        15. COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one agreement.

        16. GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the Commonwealth of Massachusetts, excluding its conflict of law principles.

        17. INDEPENDENT ADVICE. You hereby acknowledge that you have been advised of the opportunity available to you to seek and obtain the advice of legal counsel and financial advisors of your own choosing prior to and in connection with your execution of this Agreement. In addition, you hereby affirm that you have either obtained such advice or knowingly and willingly decided to forego the opportunity to avail yourself of such advice.

        If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Proprietary Information and Inventions Agreement, whereupon this Agreement shall become binding in accordance with their terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).


                                            Very truly yours,

                                            e-MedSoft.com


                                            By:________________________________

                                            Title:_____________________________



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

Accepted and Agreed:



________________________________
Frank P. Magliochetti, Jr.

                                                                       EXHIBIT A



                   EMPLOYMENT TERM, COMPENSATION AND BENEFITS
                                       OF
                           FRANK P. MAGLIOCHETTI, JR.


1. TERM. The term of the Agreement to which this Exhibit A is annexed and incorporated shall be for five (5) years.

2.      COMPENSATION.

        (a) BASE SALARY. Your Base Salary shall be $600,000 per annum, payable in accordance with the Company's payroll policies.

        (b) BONUSES. (i) You shall be entitled to an annual bonus equal to at least fifty percent (50%) of your Base Salary, based on performance goals agreed upon by you and the Board of Directors.
                (ii) Additionally, you shall receive annual salary increases beginning August 1, 2002, based on increases in the Company's gross revenues, as reflected in its annual audited financial statements ("Audited Gross Revenues"); for every increase of $50,000,000 in Audited Gross Revenues over the previous fiscal year, you shall receive (i) a salary increase of $50,000, retroactive to the start of the then-current fiscal year, and
                (ii) options to purchase 500,000 shares of the Company's Common Stock, $.001 par value (subject to adjustment for splits, recapitalization and similar events), exercisable at $.001. Such increases and option grants shall be pro rated if the increase in Audited Gross Revenues is less than $50,000,000. You shall be entitled to such additional bonuses and salary increases as the Board of Directors may determine.

        (c) SIGNING BONUS. You shall receive options to purchase 5,000,000 shares of the Company's Common Stock, $.001 par value, exercisable at $.001 on the date of the signing of this Agreement. All options granted to you shall be for a term of at least ten years and shall be vested and exercisable until the end of such term upon your termination for any reason.

        (d) EDUCATIONAL AND PROFESSIONAL STIPENDS. You shall receive $15,000 per year as a stipend for your continuing educational and professional development, which shall be used as determined in your discretion. Additionally, you shall be reimbursed for business development expenses related to recreational or social club memberships, which shall include up to $15,000 in initiation fees and up to $5,000 in annual dues.

3. VACATIONS. You shall be entitled to all legal and religious holidays, and paid vacation in accordance with the Company's employee manual, as amended from time to time.

4. INSURANCE AND BENEFITS. You shall be eligible for participation in all health and insurance benefit plans that may be established by the Company or which the Company is required to maintain by law. You shall also be entitled to participate in any employee benefit programs which the Company may establish for its key employees or for its employees generally, including, but not limited to other insurance policies, bonuses and stock purchase or option plans.

5. EXPENSES. The Company shall reimburse you for all reasonable and ordinary business expenses incurred by you in the scope of your employment hereunder, including without limitation, travel expenses for yourself, and so long as (and only to the extent that) related to a legitimate business purpose, your spouse/companion and your children.

6. FULL TIME. To be entitled to the benefits described in the Agreement to which this Exhibit is annexed and incorporated, you shall devote 100% of your working time to the Company.

7. AUTOMOBILE ALLOWANCE. The Company shall provide you an annual automobile allowance (which amount shall be used only to cover lease payments, maintenance, insurance and fuel) equal to five percent (5%) of your Base Salary, as such amount may be adjusted from time to time in the discretion of the Company's Board of Directors.

8. CLUB MEMBERSHIP. The company shall provide you with a club membership of your choice not to exceed an initial fee of $20,000.00 and an annual fee of $5,000.00.

                                                                       EXHIBIT B



                      OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS
                                       OF
                           FRANK P. MAGLIOCHETTI, JR.

                                                                       EXHIBIT C



                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


                                                   As of August 6, 2001

To:     e-MedSoft.com
        1300 Marsh Landing Parkway, Suite 106
        Jacksonville Beach, FL  32250


        The undersigned, in consideration of and as a condition of my services to you and/or to companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows (capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Employment Agreement between myself and the Company, dated August 6, 2001):

        1. CONFIDENTIALITY. I agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment (unless I terminate my employment for Good Reason), any Inventions (as hereinafter defined), trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

        2. CONFLICTING EMPLOYMENT; RETURN OF CONFIDENTIAL MATERIAL. I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever (unless I terminate my employment for Good Reason), I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

        3. ASSIGNMENT OF INVENTIONS.

               3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions to the Company.

               3.2 For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

               3.3 Any discovery, process, design, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (a) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (b) does not result, directly or indirectly, from any work performed by me for the Company.

        4. DISCLOSURE OF INVENTIONS. I agree that in connection with any Invention, I will promptly disclose such Invention to the Board of Directors of the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

        5. PATENTS AND COPYRIGHTS; EXECUTION OF DOCUMENTS.

               5.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

               5.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

        6. MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (in the form of notes, sketches, drawings, flowcharts and other records as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

        7. PRIOR INVENTIONS. It is understood that all Personal Inventions, if any, whether patented or unpatented, which I made prior to my association with the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.

        8. OTHER OBLIGATIONS. I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

        9. TRADE SECRETS OF OTHERS. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my services to the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous client, employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

        10. MODIFICATION. I agree that any subsequent change or changes in my duties, salary or compensation or, if applicable, in any employment agreement between the Company and me, shall not affect the validity or scope of this Agreement.

        11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

        12. INTERPRETATION. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it in accordance with a judgment of a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.

        13. WAIVERS. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

        14. COMPLETE AGREEMENT, AMENDMENTS. I acknowledge receipt of this Agreement, and agree that, with respect to its subject matter, it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements relating to such subject matter with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by either party of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, and, in the case of the Company, upon written authorization of the Company's Board of Directors.

        15. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

        16. COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

        17. GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the Commonwealth of Massachusetts, excluding its conflict of law principles.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        If you are in agreement with the foregoing, please sign both of the enclosed copies of this Agreement on behalf of the Company below, whereupon this Agreement shall become binding in accordance with its terms. Please then return one signed copy of this Agreement to me.


                                              EMPLOYEE



                                              _________________________________
                                              Frank P. Magliochetti, Jr.



Accepted and Agreed:

e-MedSoft.com



By:______________________________

Title:___________________________

                                   SCHEDULE A



None.